UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2024

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36745	59-2262718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING

On May 16, 2024, Applied DNA Sciences, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement of at least $2,500,000 for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”). In the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, the Company reported stockholders’ equity of ($175,385), which was below the Stockholders’ Equity Requirement.

In accordance with Nasdaq rules, the Company has 45 calendar days, or until July 1, 2024, to submit a plan to the Staff to regain compliance (the “Compliance Plan”) with the Stockholders’ Equity Requirement. If the Compliance Plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter for the Company to evidence compliance.

The Company must submit a Compliance Plan to the Staff on or before July 1, 2024 and is considering available options to regain compliance with the Stockholders’ Equity Requirement. However, there is no assurance that the Company will be successful in developing the Compliance Plan, that the Compliance Plan will be accepted by Nasdaq, or even if it is accepted, that the Company will ultimately be able to regain compliance with the Stockholders’ Equity Requirement within the allotted extension period, which may be less than 180 calendar days.

Receipt of the letter described above from Nasdaq has no immediate effect on the listing of the Company’s common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2024	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer